Exhibit 99.1

ALX Oncology Appoints Board Member Barbara Klencke, M.D., as Interim Chief Medical Officer

– Dr. Barbara Klencke is an accomplished clinical leader with a distinguished track record in oncology drug development who currently serves on the Company’s Board of Directors and will step down from the Board to join ALX as Interim Chief Medical Officer

– Alan Sandler, M.D. resigns as Chief Medical Officer and will return to his position serving on the Company’s Board of Directors

SOUTH SAN FRANCISCO, Calif., September 12, 2025 – ALX Oncology Holdings Inc., (“ALX Oncology” or “the Company”) (Nasdaq: ALXO), a clinical-stage biotechnology company advancing a pipeline of novel therapies designed to treat cancer and extend patients’ lives, today announced the appointment of Dr. Klencke to the role of Interim Chief Medical Officer (CMO) on a full-time basis. Dr. Alan Sandler is departing from the role of CMO and will return to his former position on the ALX Oncology Board of Directors (BOD), where he previously served.

“Dr. Barbara Klencke’s extensive expertise in driving cancer innovation is evidenced by her substantial contributions to the development and approval of numerous first-in-class therapies, making her well positioned to lead the execution of our Company’s near and longer-term milestones,” said Jason Lettmann, Chief Executive Officer at ALX Oncology. “As a current member of our BOD, she can immediately step into the Interim CMO role to implement our focused development strategy across both the evorpacept and ALX2004 clinical programs. Barbara brings a track record of success with early-stage companies having served as the CMO of Sierra Oncology from 2015 through its acquisition by GlaxoSmithKline (GSK) in 2022. We also thank Alan for his instrumental role as CMO and look forward to his continued contributions to the Company as he returns to his role as a Director on our Board.”

“As a member of ALX Oncology’s Board, I’ve witnessed firsthand the remarkable progress across both the evorpacept and ALX2004 clinical programs,” said Dr. Klencke. “As I step into my new role as Interim CMO, I look forward to working alongside this experienced leadership team as they continue the development of their highly differentiated CD47 blocker and novel epidermal growth factor receptor (EGFR)-targeted antibody-drug conjugate (ADC). I am excited to drive these molecules forward and deliver on ALX’s commitment to bring clinically meaningful innovation to patients in need.”

An ALX Board member since January 2025, Dr. Klencke has more than 30 years of experience in patient care, academic and scientific research, and clinical drug development in hematology and oncology. She has deep R&D expertise and has made significant contributions to the development, approval and commercialization of numerous oncology products through various executive leadership roles at a range of small, mid-sized and large biotech companies including Sierra Oncology (acquired by GSK), Onyx Pharmaceuticals (acquired by Amgen) and Genentech, a member of the Roche Group. Prior to entering the biotechnology industry, Dr. Klencke served as an Assistant Clinical Professor of Medicine, Division of Hematology and Oncology, at the University of California, San Francisco, where she previously completed her training in hematology, oncology and internal medicine. She holds a Bachelor of Science degree from Indiana University and an M.D. from the University of California, Davis. In addition to ALX Oncology, Dr. Klencke is an independent board director of Xencor and TScan Therapeutics.

About ALX Oncology

ALX Oncology (Nasdaq: ALXO) is a clinical-stage biotechnology company advancing a pipeline of novel therapies designed to treat cancer and extend patients’ lives. ALX Oncology’s lead therapeutic candidate, evorpacept, has demonstrated potential to serve as a cornerstone therapy upon which the future of immuno-oncology can be built. Evorpacept is currently being evaluated across multiple ongoing clinical trials in a wide range of cancer indications. ALX Oncology’s second pipeline candidate, ALX2004, is a novel EGFR-targeted antibody-drug conjugate with a differentiated mechanism of action and entered the clinic in a Phase 1 trial in August 2025. More information is available at www.alxoncology.com and on LinkedIn @ALX Oncology.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include statements regarding future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, plans and objectives of management for future operations, as well as statements regarding industry trends. Such forward-looking statements are based on ALX Oncology’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause ALX Oncology’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in ALX Oncology’s filings with the Securities and Exchange Commission (“SEC”), including ALX Oncology’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents ALX Oncology files with the SEC from time to time. Except to the extent required by law, ALX Oncology undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Investor Relations Contact:

Elhan Webb, CFA, IR Consultant

ewebb@alxoncology.com

Media Contact:

Audra Friis, Sam Brown Healthcare Communications

audrafriis@sambrown.com

(917) 519-9577